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                                                                   EXHIBIT 99.1




(BW) (WAVE-SYSTEMS) (WAVX) WAVE SYSTEMS CORP. COMPLETES $3.5
MILLION FINANCING

         NEW YORK--(BUSINESS WIRE)--May 30, 1996--Wave Systems Corp. (NASDAQ:
WAVX) today announced that it has completed the sale of $3.5 million in 6% Series B Convertible Preferred Shares through a private placement with five foreign institutional investors, including two Canadian banks, pursuant to Regulation S of the Securities Act of 1933. Proceeds of the offering will fund working capital needs, including the Company's marketing efforts focused on the consumer, entertainment and education markets.

         The Shares have not been registered under the Securities Act of 1933 and may not be offered or sold within the United States absent registration or an available exemption from such registration requirements.

         This announcement does not constitute an offer to sell or the solicitation of offers to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

CONTACT:                   James Stokes Hatch
                           Wave Systems Corp.
                           212/755-3282 or jhatch@wavesys.com
                                    or
                           David C. Collins
                           Jaffoni & Collins Incorporated
                           212/505-3015 or jci@nyc.pipeline.com

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